Exhibit 10.6

ODDITY TECH LTD.

2023 INCENTIVE AWARD PLAN

RESTRICTED SHARE UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2023 Incentive Award Plan (as amended from time to time, the “Plan”) of Oddity Tech Ltd. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Share Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”), and the special terms and provisions, if any, for the Participant’s country of residence in the appendix attached hereto as Exhibit B (the “International Appendix”), each of which are incorporated into this Grant Notice by reference. [Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).]1

Participant:	[Insert Participant Name]
Grant Date:	[Insert Grant Date]
Number of RSUs:	[Insert Number of RSUs]
Vesting Commencement Date:	[Insert Vesting Commencement Date]
Vesting Schedule:	[To be specified in individual agreements]

[Withholding Taxes – Sell to Cover: Upon the issuance of the resulting Shares following the vesting of the restricted share units, the Company, on your behalf, will instruct the Agent (as defined in the Agreement) to (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities (such actions, the “Sell to Cover Process”).]2

By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the International Appendix, as applicable, and the Grant Notice. Participant has reviewed the Agreement, the International Appendix, as applicable, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the International Appendix, as applicable, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice, the Agreement and the International Appendix, as applicable.

1 Note to Draft: To include if dividend equivalents will be granted in tandem.

2 Note to Draft: Insert for mandatory sell to cover.

ODDITY TECH LTD.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

Exhibit A

TO RESTRICTED SHARE UNIT GRANT NOTICE

RESTRICTED SHARE UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.
general

Section 1.1      Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)            “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(e)            [“CIC Qualifying Termination” shall mean Participant’s Termination of Service by any Participating Company without Cause upon or during the twelve-month period immediately following a Change in Control.]3

(f)            “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2      Incorporation of Terms of Plan. The RSUs and the Class A ordinary shares of the Company (“Shares”) issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
award of restricted share UNITS

Section 2.1      Award of RSUs [and Dividend Equivalents]

(a)            In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)            [The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.]4

3 Note to Draft: Include for participants receiving double trigger protection.

Section 2.2      Vesting of RSUs [and Dividend Equivalents].

(a)            Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. [Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.]

(b)            In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs [and Dividend Equivalents] that are not so vested shall lapse and expire.

(c)            [Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination.]5

Section 2.3

(a)            Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following the vesting of the applicable RSU pursuant to Section 2.2. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b)            All distributions shall be made by the Company in the form of whole Shares.

Section 2.4      Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

4 Note to Draft: Insert for dividend equivalents.

5 Note to Draft: Include for participants receiving double-trigger protection.

Section 2.5      Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)            [As set forth in Section 9.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Such applicable taxes shall be satisfied using the Sell to Cover Process pursuant to the Grant Notice. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. By accepting this award of RSUs, the Participant hereby acknowledges and agrees:

(i)            The Participant hereby appoints the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Process, the “Agent”) as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding or remit such remaining funds to the Participant.

(ii)            The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)            The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account, and the Participant has no control over the time of such sales. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell sufficient Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

(iv)            The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)            The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(b)            The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)            Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares (including, without limitation, pursuant to the Sell to Cover Process). The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax, insider trading or other liability.]6

(a)            [The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)            by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)            by the deduction of such amount from other compensation payable to Participant;

(iii)            with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

6 Note to Draft: To include for awards subject to mandatory sell to cover.

(iv)            with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)            with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)            in any combination of the foregoing.

(b)            With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)            In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)            Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax, insider trading or other liability.]7

Section 2.6      Rights as Shareholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7      Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that the restrictive covenants set forth on Appendix A hereto together with any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches any Restrictive Covenant Agreement or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs [and Dividend Equivalents] shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE III.

other provisions

Section 3.1      Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2      RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to permitted transferees in accordance with the Plan, pursuant to any such conditions and procedures the Administrator may require.

7 Note to Draft: To include for awards if no mandatory sell to cover.

Section 3.3      Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4      Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5      Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6      Governing Law. The laws of Israel shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7      Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement and the International Appendix, as applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8      Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material respect without the prior written consent of Participant.

Section 3.9      Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10      Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs [(including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents], the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11      Not a Contract of Employment. Nothing in this Agreement, the International Appendix, as applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12      Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13      Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement (or any exhibit thereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14      Agreement Severable. In the event that any provision of the Grant Notice, this Agreement (including, for the avoidance of doubt, the Restrictive Covenant Agreement) or the International Appendix, as applicable, is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice, this Agreement or the International Appendix, as applicable.

Section 3.15      Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs [and Dividend Equivalents].

Section 3.16      Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.17      Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 3.18      Special Provisions for RSUs Granted to Participants Outside the United States. If the Participant performs services for any Participating Company outside of the United States, this Agreement shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the International Appendix. If the Participant relocates to one of the countries included in the International Appendix during the life of this Agreement, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable foreign and local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Agreement, the RSUs and the Shares issued upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with applicable foreign or local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

EXHIBIT B

TO RESTRICTED SHARE UNIT AWARD AGREEMENT

SPECIAL PROVISIONS FOR RESTRICTED SHARE UNITS

GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Exhibit B includes additional terms applicable to Participants who reside or provide services to a Participating Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Exhibit B is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This International Appendix also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of June 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs are settled or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.

ISRAEL

The following provisions will apply if the Participant is an employee of the Company or an Israeli resident subsidiary of the Company on the Grant Date.

Terms and Conditions

The RSUs and shares issued thereunder shall be subject to the provisions of the Plan and the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israeli Sub-Plan. In the event of any inconsistencies between the Israeli Sub-Plan, the Agreement or the Plan, the Israeli Sub-Plan will govern the RSUs.

The Withholding Tax Election language included in the Notice shall not apply to the Participants.

Designation. The RSUs are intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of this Agreement and the required declarations. However, in the event the RSUs do not meet the requirements of Section 102, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102.

Trust Arrangement. The RSUs and the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the RSUs (the “Additional Rights”) shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the Israel Tax Authority (“ITA”). In accordance with the requirements of Section 102 and the Capital Gains Route, the Participant shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Participant.

Taxes. Despite section 2.5 of the Agreement, Tax shall not generally be due upon vesting but upon sale or release of the Shares from the Trustee. Any and all taxes due in relation to the RSUs and Shares, shall be borne solely by the Participant and in the event of death, by the Participant's heirs. Each Participating Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the applicable Participating Company, and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Each Participating Company and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Participant, or from proceeds of the sale of any Shares, an amount equal to any Taxes required by law to be withheld with respect to such Shares. The Participant will pay to the applicable Participating Company or the Trustee any amount of taxes that the Participating Company or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Participant fails to comply with the Participant's obligations in connection with the taxes as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the RSUs and the Shares, shall be borne by the Participant. The Trustee and/or the applicable Participating Company shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Participating Company or the Trustee.

Acknowledgements. In addition to the acknowledgements included in the Agreement above, by accepting the RSUs the Participant hereby understands, acknowledges, agrees as follows: (i) Participant is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Participant's RSUs and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, the specific tax route may not apply; (ii) the Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Participant acknowledge that selling the Shares or releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Participant authorizes the Company to provide the third party share plan administrator nominated by the Company and the Trustee with any information required for the purpose of administering the Plan including executing their obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Participant's RSUs, Shares, income tax rates, salary bank account, contact details and identification number and acknowledges that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel.

Notifications

Securities Law Information. If required, the Company shall approach the Israel Securities Authority in order to obtain an exemption from the requirement to file a prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be available by contacting your local HR contact.

APPENDIX A

Restrictive Covenant Agreement